Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the transaction between Marker Therapeutics, Inc., formerly TapImmune Inc.. (“Marker” or “Company”), Timberwolf Merger Sub, Inc. (“Merger Sub”), and Marker Cell Therapy, Inc. formerly Marker Therapeutics, Inc. (“Marker Cell”) to be accounted for as an asset acquisition for accounting purposes. The transaction was accounted for as an asset acquisition in accordance with FASB ASC 805-50 and FASB ASC 350 as the majority of the fair value of the assets acquired was concentrated in a group of similar assets, and the acquired assets did not have outputs or employees.

The following unaudited pro forma condensed combined financial statements are based on Marker’s historical financial statements and Marker Cell’s historical financial statements, as adjusted, to give effect to Marker’s asset acquisition of Marker Cell. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to these transactions as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to these transactions as if they had occurred on June 30, 2018.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Marker and Marker Cell been a combined company during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with Marker’s historical financial statements, which are included in Marker’s latest annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 23, 2018 and the June 30, 2018 results included in Marker’s report on Form 10-Q filed with the SEC on August 9, 2018, and Marker Cell’s historical information included herein.

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Pro Forma Condensed Combined Balance Sheet as of June 30, 2018

(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	Marker	Marker Cell	Adjustments	Note 3	Combined

ASSETS
Current assets
Cash and cash equivalents	$7,783	$77	$61,100	(e)	$68,960
Prepaid expense and other current assets	109	-	-		109
Total current assets	7,892	77	61,100		69,069
Intangible assets	-	-	-		-
Total assets	$7,892	$77	$61,100		$69,069

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,595	$73	$1,250	(c)	$4,918
Loan payable to related party	-	100	-		100
Warrant liability	147	-	-		147
Promissory note	5	-	-		5
Total current liabilities	3,747	173	1,250		5,170
Total liabilities	3,747	173	1,250		5,170

Commitments and contingencies

Stockholders' equity (deficit)

Common Stock, $.001 par value	14	1	(1)	(b)	44
			30	(a)
Additional paid-in-capital	170,288	5,322	(30)	(a)	347,403
			(5,322)	(b)
			116,045	(b)
			61,100	(e)
Accumulated deficit	(166,157)	(5,419)	5,419	(b)	(283,548)
			(116,141)	(b)
			(1,250)	(c)
Total stockholders' equity (deficit)	4,145	(96)	59,850		63,899
Total liabilities and stockholders' equity	$7,892	$77	$61,100		$69,069

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Pro Forma Condensed Combined Statement of Operations — Six Months Ended June 30, 2018
(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	Marker	Marker Cell	Adjustments	Note 3	Combined

Revenues:
Grant income	$206	$-	$-		$206
Total revenues	206	-	-		206

Operating expenses:
Research and development	3,426	-	-		3,426
Research and development - licensed acquired	-	4,948	-		4,948
General and administrative	4,651	181	-		4,832
Total operating expenses	8,077	5,129	-		13,206
Loss from operations	(7,871)	(5,129)	-		(13,206)

Change in fair value of warrant liabilities	(138)	-	-		(138)
Total other expense	(138)	-	-		(138)
Net loss	$(8,009)	$(5,129)	$-		(13,138)

Net loss per share:
Basic and diluted	$(0.71)				$(0.31)

Weighted average number of shares	11,233,755		31,414,255	(d)	42,648,010

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Pro Forma Condensed Combined Statement of Operations — Year Ended December 31, 2017
(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	Marker	Marker Cell	Adjustments	Note 3	Combined

Revenues:
Grant income	$183	$-	$-		$183
Total revenues	183				183

Operating expenses:
Research and development	5,251	223	-		5,474
General and administrative	6,412	54	-		6,466
Total operating expenses	11,663	277	-		11,940
Loss from operations	(11,480)	(277)	-		(11,940)

Change in fair value of warrant liabilities	6	-	-		6
Debt extinguishment gain	492	-	-		492
Total other income	498	-	-		498
Net loss	$(10,982)	$(277)	$-		$(11,259)

Net loss per share:
Basic and diluted	$(1.16)				$(0.28)

Weighted average number of shares	9,453,483		31,414,255	(d)	40,867,738

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Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Marker and Marker Cell.

For the purposes of the unaudited pro forma combined financial information, the accounting policies of Marker and Marker Cell are aligned with no differences. Accordingly, no effect has been provided for the pro forma adjustments described in Note 4, “Pro forma adjustments.”

Description of Transaction

On October 17, 2018, Marker Therapeutics, Inc., formerly TapImmune Inc., a Nevada corporation (“Marker” or the “Company”), completed its business combination with Marker Therapeutics, Inc., a privately-held Delaware corporation (“Marker Cell”) dedicated to the development of adoptive non-gene modified T cell therapies for the treatment of hematologic malignancies and solid tumors, in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of May 15, 2018 (the “Merger Agreement”), by and among the Company, Timberwolf Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Marker Cell. On October 17, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into Marker Cell (the “Merger”), with Marker Cell being the surviving corporation and becoming a wholly owned subsidiary of the Company. In connection with the Merger, the Company changed its name to Marker Therapeutics, Inc., and Marker Cell changed its name to Marker Cell Therapy, Inc.

On October 17, 2018, concurrent with the completion of the Merger, the Company issued to certain accredited investors in a private placement transaction (the “Financing”), an aggregate of 17,500,000 shares of its common stock, and warrants to purchase 13,437,500 shares of common stock at an exercise price of $5.00 per share with a five-year term, for aggregate proceeds of $70 million pursuant to the terms of the Securities Purchase Agreements, dated June 8, 2018, by and among the Company and certain accredited investors (the “Securities Purchase Agreements”). Upon consummation of the Financing, and as a condition to the Securities Purchase Agreements, the Company is, among other things, obligated to file a resale registration statement with the SEC within 15 days following completion of the Financing.

At the effective time of the Merger, the Marker Cell stockholders received (i) an aggregate of 13,914,255 shares of Marker’s common stock which equaled the number of shares of Marker common stock issued and outstanding immediately prior to the effective time of the Merger, and (ii) an aggregate of 5,046,003 warrants, at an exercise price of $2.99 per share with a five-year term, which equaled the number of Marker warrants and stock options issued and outstanding immediately prior to the effective time of the Merger.

After taking into account the issuance of shares in the Financing described above, immediately following the effective time of the Merger, the pro forma ownership of the issued and outstanding shares of Marker common stock on a fully diluted basis (assuming all issued and outstanding warrants and options are exercised) will be approximately as follows: Marker Cell’s former stockholders 27.5%, Marker’s stockholders prior to the Merger 27.5%, and the private placement stockholders 45%. Following the completion of the Merger and the Financing, there were 45,328,510 issued and outstanding shares of the Company’s common stock.

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The issuance of the shares of Company common stock to the former stockholders of Marker in connection with the Merger and related transactions was approved by the Company’s stockholders at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) held on October 16, 2018.

In connection with the Merger, the Company filed an amendment to its articles of incorporation in Nevada to increase the authorized shares of common stock from 41,666,667 shares to 150,000,000 shares and to change the Company’s name to Marker Therapeutics, Inc. (“Certificate of Amendment”). The Company then reincorporated from a Nevada corporation to a Delaware corporation and filed its certificate of incorporation in Delaware. Finally, a certificate of merger was filed in Delaware to merge Marker Cell Therapy, Inc. (f/k/a Marker Therapeutics, Inc.) with and into Merger Sub, with Marker Cell Therapy, Inc. being the surviving corporation and wholly owned subsidiary of the Company. The name change, reincorporation and Merger were all effective as of October 17, 2018. Beginning as of the market open on October 18, 2018, shares of the Company’s common stock commenced trading on The Nasdaq Capital Market under the new ticker symbol “MRKR” and has a new CUSIP number, 57055L 107.

On October 17, 2017, effective at the effective time of the Merger, the following Marker directors, Glynn Wilson, Mark Reddish, Sherry Grisewood and Joshua Silverman, resigned from the Company’s board of directors, and John Wilson, Juan Vera and David Eansor were appointed to the Company’s board of directors. Accordingly, at and immediately after the effective time of the Merger, the directors serving on the board of directors of the Company are: Peter Hoang, David-Laskow-Pooley, Frederick Wasserman, John Wilson, Juan Vera and David Eansor. Mr. Wasserman was designated as Chairman of the newly constituted board. Along with Mr. Wasserman and Mr. Laskow-Pooley, each of Messrs. Wilson and Eansor were determined to be independent under Nasdaq Marketplace Rule 5605(a)(2). Dr. Juan Vera was anticipated to serve the Company as our Chief Development Officer, and as such was not considered to be independent.

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Basis of Presentation

Marker has concluded that the transaction represents a transaction that will be accounted for as an asset acquisition in accordance with FASB ASC 805-50 and FASB ASC 350 as the majority of the fair value of the assets acquired was concentrated in a group of similar assets, and the acquired assets did not have outputs or employees. The assets acquired had not yet received regulatory approval, the $116.0 million purchase price for Marker Cell’s intangible assets will be expensed in the Company’s statement of operations on the consummation of the transaction. In addition, the potential milestone payments are not yet considered probable, and no milestone payments have been accrued in this pro forma financial statement at June 30, 2018.

Note 2 — Preliminary purchase price allocation

For pro forma purposes, the fair value of Marker Cell’s common shares used in determining the purchase price was $8.34 per share based on the closing price of Marker common shares on the Nasdaq Capital Market on October 17, 2018.

The following is the preliminary estimate of the fair value assets acquired and the liabilities assumed by TapImmune in the merger, reconciled to the purchase price transferred (in thousands):

Dr (Cr.)
Cash and cash equivalents	$77
Accounts payable	(73)
Loan payable to related party	(100)
Research and development expense	116,141
Total consideration	$116,045

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The estimated issuance of shares is based upon a preliminary exchange ratio that will be subject to change as well. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

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(a)  Represents the issuance of 13,914,255 shares of Marker and the issuance of 17,500,000 shares for gross offering proceeds of  $70 million (net proceeds of  $61.1 million) and its effect on the ordinary shares and additional paid in capital accounts (in thousands).

	Common Shares	Additional Paid in Capital
Issuance of 13,914,255 shares	$13	$(13)
Issuance of 17,500,000 private placement shares	17	(17)
	$30	$(30)

(b) Represents the elimination of the historical equity of Marker Cell’s equity and the initial allocation of excess purchase price to research and development expense, as follows (in thousands):

Total consideration	$116,045 (y)
Common Stock, $.001 par value	(1)
Additional paid-in-capital	(5,322)
Accumulated deficit	5,419
Research and development expense	$116,141

(y)	Consideration of $116.0 million represents the market value ($8.34 per share as of October 17, 2018) on approximately 13.9 million common shares of Marker Cell.

(c)	Reflects an adjustment of approximately $1.3 million for the estimated transaction costs for both Marker and Marker Cell, such as adviser fees, legal and accounting expenses that were not incurred as of June 30, 2018.

(d)	Represents the increase in the weighted average shares due to the issuance of 31,414,255 shares in connection with the Merger.

(e)	Represents the issuance of 17,500,000 shares for gross offering proceeds of $70 million (net proceeds of $61.1 million) in connection with the June 8, 2018 private placement. Each share of common stock was issued with a warrant to purchase 0.75 additional shares of the Company’s common stock at an exercise price of $5.00 per share for an aggregate of 13,125,000 warrants. We have not assessed the warrant to determine if such warrant should be recorded as a derivative in accordance with ASC Topic 815, Derivatives and Hedging.

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